                                                                    EXHIBIT 99.2

PROXY                                                                      PROXY
                             ASCENT PEDIATRICS, INC.

                   RESCHEDULED ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 23, 1999

        This Proxy is Solicited by the Board of Directors of the Company

The undersigned, having received notice of the meeting and the Proxy Statement therefor and revoking all prior proxies, hereby appoint(s) Emmett Clemente, Alan R. Fox and John G. Bernardi, and each of them (with full power of substitution) as proxies of the undersigned, to attend the Annual Meeting of
Stockholders of Ascent Pediatrics, Inc. ("Ascent") to be held on          ,
July 23, 1999 and any adjourned session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Common Stock of Ascent which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of Ascent in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------------     ------------------------------------

-----------------------------------     ------------------------------------

-----------------------------------     ------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------
  ASCENT PEDIATRICS, INC.
---------------------------


Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                        [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

                                                --------------------------------
Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------


--------Stockholder sign here--------------------Co-owner sign here-------------


1. To approve and adopt an Agreement and Plan of Merger (including the related agreements attached as exhibits) dated as of February 16, 1999 by and between Ascent and Bird Merger Corporation, our wholly owned subsidiary, and the transactions contemplated by these agreements. The merger agreement provides that Bird Merger Corporation will merge into Ascent and that you will receive one depositary share for each share of Ascent common stock that you own, which represents one share of Ascent common stock subject to a call option.

2. To approve the reduction in the exercise price from $4.75 per share to $3.00 per share of warrants to purchase an aggregate of 2,116,958 shares of Ascent common stock issued under the Securities Purchase Agreement dated as of May 13, 1998 by and among Ascent and the purchasers named therein, the sale and issuance to the holders of these warrants of an aggregate of 300,000 shares of Ascent common stock at a price of $3.00 per share and the issuance to an affiliate of some of these holders of 150,000 shares of Ascent common stock in lieu of the payment of certain financial advisory fees, all pursuant to the Second Amendment dated as of February 16, 1999 to the Securities Purchase Agreement and a related amendment to a Financial Services Fee Agreement dated as of May 13, 1998.

3.   To elect the following persons as Class II     For All   With-  For All
     Directors for the ensuing three years:        Nominees   hold    Except

                Robert E. Baldini                    [ ]      [ ]     [ ]
                James L. Luikart
                Alan R. Fox


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominees.


4.  To approve the adoption of our 1999               For    Against  Abstain
    Stock Incentive Plan.
                                                      [ ]      [ ]      [ ]


5.  To ratify the selection of                        [ ]      [ ]      [ ]
    PricewaterhouseCoopers LLP as our
    independent auditors for the current
    fiscal year.


In their discretion, the named Proxies are authorized to vote upon the other matters that may properly come before the meeting, or any adjournment thereof.


The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified hereon, this proxy will be voted FOR such election to office or proposal.



RETURN CARD                                                         RETURN CARD